Exhibit 99.1

Investors & Reporters May Contact:
Matt Pettoni
VP & Treasurer
(770) 418-8219
ir@asburyauto.com

 ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

Record fourth quarter adjusted EPS from continuing operations of $1.07 per diluted share, up 22% over prior year quarter EPS

Record full year 2014 adjusted EPS from continuing operations of $4.37 per diluted share, up 24% over prior year adjusted EPS

Duluth, GA, February 4, 2015 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the fourth quarter 2014 of $31.4 million, or $1.07 per diluted share, versus income from continuing operations in the fourth quarter 2013 of $27.2 million, or $0.88 per diluted share, a 22% increase per diluted share. Adjusted income from continuing operations for the fourth quarter of 2014 excludes the loss on extinguishment of long-term debt of $19.5 million after-tax, or $0.66 per diluted share. See attached reconciliation for reported adjustments related to the fourth quarter of 2014. There were no adjustments for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $11.8 million, or $0.40 per diluted share, compared to $26.9 million, or $0.87 per diluted share in the prior year period.

Fourth Quarter 2014 Operational Highlights (compared to the prior year period):

•	Total revenues increased 9% to $1.5 billion

•	New vehicle retail revenues up 9%; gross profit up 6%

•	Used vehicle retail revenues up 12%; gross profit up 7%

•	Finance and insurance revenues up 10%

•	Parts and service gross profit up 13%

•	Total gross profit up 10% with increases from all business lines

•	SG&A expense as a percent of gross profit improved 70 basis points to 70.0%

•	Operating margin improved 20 basis points to 4.4%

Strategic Highlights:

•	Acquired two Ford stores (one in Georgia and one in Texas) approximating $250 million of annualized revenues

•	Opened third stand-alone used vehicle store branded as "Q auto" in Ft. Myers, FL

•	Refinanced $300 million 8.375% Senior Subordinated Notes due in 2020 with $400 million 6.0% Senior Subordinated Notes due in 2024

•	Repurchased $92 million of common stock during Q4 and $161 million for the full year 2014

•	The Board authorized a $300 million share repurchase program

•	Board of Directors appointed two new Board members

“Asbury is pleased to announce another record fourth quarter adjusted EPS from continuing operations,” said Craig Monaghan, Asbury's President and Chief Executive Officer. “The overall automotive retail and lending environments remain strong. We will continue to execute our two part strategy: to drive operational excellence and to deploy capital to its highest returns.”

“Our performance this quarter was highlighted by solid growth in new and used vehicle sales, combined with strong growth in parts and service,” said Asbury’s Executive Vice President and Chief Operating Officer, David Hult.  “We look forward to 2015 as we continue to build a culture focused on continuous improvement and exceptional customer service.”

For the year ended December 31, 2014, the Company reported adjusted income from continuing operations of $131.5 million, or $4.37 per diluted share, compared to adjusted income from continuing operations of $109.7 million, or $3.53 per diluted share in the prior year period. The Company’s revenues for full-year 2014 totaled $5.9 billion, an increase of 10% compared to $5.3 billion in the prior year. Net income for the year ended December 31, 2014 was $111.6 million, or $3.71 per diluted share compared to $109.1 million, or $3.51 per diluted share, for the prior year. Included in net income for the prior year, as part of discontinued operations, is an after tax gain of $8.0 million, or $0.26 per diluted share, from the sale of a mid-line import store. See attached reconciliation for reported adjustments.

The conference call will be simulcast live on the Internet and can be accessed by logging onto www.asburyauto.com or www.ccbn.com.  A replay will be available at these sites for 30 days. In addition, a live audio of the call will be accessible to the public by calling (888) 401-4669 (domestic), or (719) 325-2455 (international); passcode - 9369657.  Callers should dial in approximately 5 to 10 minutes before the call begins. A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode - 9369657.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), a Fortune 500 company headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retailers in the U.S.  Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 83 dealership locations, encompassing 104 franchises for the sale and servicing of 29 domestic and foreign brands of new vehicles.  We also operate 25 collision repair centers and three standalone used vehicle stores.  Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
REVENUES:
New vehicle	$851.8	$784.3	$3,230.6	$2,952.2
Used vehicle	422.3	380.7	1,741.5	1,564.2
Parts and service	170.7	156.1	666.6	611.6
Finance and insurance, net	58.2	52.8	229.0	206.9
Total revenues	1,503.0	1,373.9	5,867.7	5,334.9
COST OF SALES:
New vehicle	799.9	735.3	3,032.3	2,770.9
Used vehicle	393.2	353.3	1,613.8	1,444.1
Parts and service	65.3	63.2	254.4	243.9
Total cost of sales	1,258.4	1,151.8	4,900.5	4,458.9
GROSS PROFIT	244.6	222.1	967.2	876.0
OPERATING EXPENSES:
Selling, general and administrative	171.1	157.0	671.6	617.8
Depreciation and amortization	7.0	6.3	26.4	24.3
Other operating expense, net	0.8	0.7	1.0	7.8
Income from operations	65.7	58.1	268.2	226.1
OTHER EXPENSES:
Floor plan interest expense	(3.1)	(3.4)	(12.4)	(12.5)
Other interest expense, net	(10.7)	(9.2)	(38.9)	(39.0)
Swap interest expense	(0.5)	(0.3)	(2.0)	(2.5)
Loss on extinguishment of long-term debt	(31.9)	—	(31.9)	(6.8)
Total other expenses, net	(46.2)	(12.9)	(85.2)	(60.8)
Income before income taxes	19.5	45.2	183.0	165.3
INCOME TAX EXPENSE	7.6	18.0	71.0	64.2
INCOME FROM CONTINUING OPERATIONS	11.9	27.2	112.0	101.1
DISCONTINUED OPERATIONS, net of tax	(0.1)	(0.3)	(0.4)	8.0
NET INCOME	$11.8	$26.9	$111.6	$109.1
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.41	$0.89	$3.75	$3.29
Discontinued operations	—	(0.01)	(0.02)	0.26
Net income	$0.41	$0.88	$3.73	$3.55
Diluted—
Continuing operations	$0.41	$0.88	$3.72	$3.25
Discontinued operations	(0.01)	(0.01)	(0.01)	0.26
Net income	$0.40	$0.87	$3.71	$3.51
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	29.0	30.5	29.9	30.7
Restricted stock	0.1	0.2	0.1	0.2
Performance share units	0.2	0.2	0.1	0.2
Diluted	29.3	30.9	30.1	31.1

New Vehicle—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$357.7	$329.7	$28.0	8%
Mid-line import	373.9	352.0	21.9	6%
Mid-line domestic	106.4	102.6	3.8	4%
Total new vehicle revenue—same store(1)	838.0	784.3	53.7	7%
New vehicle revenue—acquisitions	13.8	—
New vehicle revenue, as reported	$851.8	$784.3	$67.5	9%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$26.3	$24.5	$1.8	7%
Mid-line import	17.4	17.8	(0.4)	(2)%
Mid-line domestic	7.0	6.7	0.3	4%
Total new vehicle gross profit—same store(1)	50.7	49.0	1.7	3%
New vehicle gross profit—acquisitions	1.2	—
New vehicle gross profit, as reported	$51.9	$49.0	$2.9	6%

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
New vehicle units:
New vehicle retail units—same store(1)
Luxury	6,922	6,454	468	7%
Mid-line import	13,890	13,115	775	6%
Mid-line domestic	2,745	2,667	78	3%
Total new vehicle retail units—same store(1)	23,557	22,236	1,321	6%
Fleet vehicles	296	350	(54)	(15)%
Total new vehicle units—same store(1)	23,853	22,586	1,267	6%
New vehicle units—acquisitions	364	—
New vehicle units—actual	24,217	22,586	1,631	7%

New Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
Revenue per new vehicle sold—same store(1)	$35,132	$34,725	$407	1%
Gross profit per new vehicle sold—same store(1)	$2,126	$2,169	$(43)	(2)%
New vehicle gross margin—same store(1)	6.1%	6.2%	(0.1)%	(2)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$362.8	$334.2	$28.6	9%
Used vehicle retail revenues—acquisitions and new stores	12.2	—
Total used vehicle retail revenues	375.0	334.2	40.8	12%

Used vehicle wholesale revenues—same store(1)	46.5	46.5	—	—%
Used vehicle wholesale revenues—acquisitions and new stores	0.8	—
Total used vehicle wholesale revenues	47.3	46.5	0.8	2%
Used vehicle revenue, as reported	$422.3	$380.7	$41.6	11%
Gross profit:
Used vehicle retail gross profit—same store(1)	$30.0	$28.5	$1.5	5%
Used vehicle retail gross profit—acquisitions and new stores	0.5	—
Total used vehicle retail gross profit	30.5	28.5	2.0	7%

Used vehicle wholesale gross profit—same store(1)	(1.4)	(1.1)	(0.3)	27%
Used vehicle wholesale gross profit—acquisitions and new stores	—	—
Total used vehicle wholesale gross profit	(1.4)	(1.1)	(0.3)	27%
Used vehicle gross profit, as reported	$29.1	$27.4	$1.7	6%
Used vehicle retail units:
Used vehicle retail units—same store(1)	17,553	16,693	860	5%
Used vehicle retail units—acquisitions and new stores	652	—
Used vehicle retail units—actual	18,205	16,693	1,512	9%

Used Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
Revenue per used vehicle retailed—same store(1)	$20,669	$20,020	$649	3%
Gross profit per used vehicle retailed—same store(1)	$1,709	$1,707	$2	—%
Used vehicle retail gross margin—same store(1)	8.3%	8.5%	(0.2)%	(2)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service—

	For the Three Months Ended December 31,		Increase	% Change
	2014	2013
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$169.3	$156.1	$13.2	8%
Parts and service revenues—acquisitions and new stores	1.4	—
Parts and service revenue, as reported	$170.7	$156.1	$14.6	9%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$57.9	$53.5	$4.4	8%
Reconditioning and preparation	25.0	20.6	4.4	21%
Warranty	16.3	13.9	2.4	17%
Wholesale parts	5.1	4.9	0.2	4%
Total parts and service gross profit—same store(1)	104.3	92.9	11.4	12%
Parts and service gross profit—acquisitions and new stores	1.1	—
Parts and service gross profit, as reported	$105.4	$92.9	$12.5	13%
Parts and service gross margin—same store(1)	61.6%	59.5%	2.1%	4%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net—

	For the Three Months Ended December 31,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$56.9	$52.8	$4.1	8%
Finance and insurance, net—acquisitions and new stores	1.3	—
Finance and insurance, net as reported	$58.2	$52.8	$5.4	10%
Finance and insurance, net per vehicle sold—same store(1)	$1,374	$1,344	$30	2%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended December 31,
	2014	2013
REVENUE MIX PERCENTAGES:
New vehicles	56.7%	57.1%
Used retail vehicles	24.9%	24.3%
Used vehicle wholesale	3.1%	3.4%
Parts and service	11.4%	11.4%
Finance and insurance, net	3.9%	3.8%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	21.2%	22.1%
Used retail vehicles	12.5%	12.8%
Used vehicle wholesale	(0.6)%	(0.5)%
Parts and service	43.1%	41.8%
Finance and insurance, net	23.8%	23.8%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	70.0%	70.7%

New Vehicle-

	For the Twelve Months Ended December 31,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$1,231.1	$1,113.2	$117.9	11%
Mid-line import	1,493.5	1,431.8	61.7	4%
Mid-line domestic	443.5	407.2	36.3	9%
Total new vehicle revenue—same store(1)	3,168.1	2,952.2	215.9	7%
New vehicle revenue—acquisitions	62.5	—
New vehicle revenue, as reported	$3,230.6	$2,952.2	$278.4	9%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$89.5	$80.9	$8.6	11%
Mid-line import	76.9	73.9	3.0	4%
Mid-line domestic	27.9	26.5	1.4	5%
Total new vehicle gross profit—same store(1)	194.3	181.3	13.0	7%
New vehicle gross profit—acquisitions	4.0	—
New vehicle gross profit, as reported	$198.3	$181.3	$17.0	9%

	For the Twelve Months Ended December 31,		Increase	% Change
	2014	2013
New vehicle units:
New vehicle retail units—same store(1)
Luxury	24,065	22,087	1,978	9%
Mid-line import	56,058	53,516	2,542	5%
Mid-line domestic	11,437	11,082	355	3%
Total new vehicle retail units—same store(1)	91,560	86,685	4,875	6%
Fleet vehicles	1,831	1,274	557	44%
Total new vehicle units—same store(1)	93,391	87,959	5,432	6%
New vehicle units—acquisitions	2,173	—
New vehicle units—actual	95,564	87,959	7,605	9%

New Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase	% Change
	2014	2013
Revenue per new vehicle sold—same store(1)	$33,923	$33,563	$360	1%
Gross profit per new vehicle sold—same store(1)	$2,081	$2,061	$20	1%
New vehicle gross margin—same store(1)	6.1%	6.1%	—%	—%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$1,491.9	$1,374.9	$117.0	9%
Used vehicle retail revenues—acquisitions and new stores	43.0	—
Total used vehicle retail revenues	1,534.9	1,374.9	160.0	12%

Used vehicle wholesale revenues—same store(1)	202.8	189.3	13.5	7%
Used vehicle wholesale revenues—acquisitions and new stores	3.8	—
Total used vehicle wholesale revenues	206.6	189.3	17.3	9%
Used vehicle revenue, as reported	$1,741.5	$1,564.2	$177.3	11%
Gross profit:
Used vehicle retail gross profit—same store(1)	$127.1	$122.1	$5.0	4%
Used vehicle retail gross profit—acquisitions and new stores	2.9	—
Total used vehicle retail gross profit	130.0	122.1	7.9	6%

Used vehicle wholesale gross profit—same store(1)	(2.1)	(2.0)	(0.1)	(5)%
Used vehicle wholesale gross profit—acquisitions and new stores	(0.2)	—
Total used vehicle wholesale gross profit	(2.3)	(2.0)	(0.3)	(15)%
Used vehicle gross profit, as reported	$127.7	$120.1	$7.6	6%
Used vehicle retail units:
Used vehicle retail units—same store(1)	72,868	69,454	3,414	5%
Used vehicle retail units—acquisitions and new stores	2,305	—
Used vehicle retail units—actual	75,173	69,454	5,719	8%

Used Vehicle Metrics-

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2014	2013
Revenue per used vehicle retailed—same store(1)	$20,474	$19,796	$678	3%
Gross profit per used vehicle retailed—same store(1)	$1,744	$1,758	$(14)	(1)%
Used vehicle retail gross margin—same store(1)	8.5%	8.9%	(0.4)%	(4)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Twelve Months Ended December 31,		Increase	% Change
	2014	2013
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$658.5	$611.6	$46.9	8%
Parts and service revenues—acquisitions and new stores	8.1	—
Parts and service revenue, as reported	$666.6	$611.6	$55.0	9%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$229.6	$214.9	$14.7	7%
Reconditioning and preparation	99.9	84.5	15.4	18%
Warranty	56.8	48.8	8.0	16%
Wholesale parts	20.4	19.5	0.9	5%
Total parts and service gross profit—same store(1)	406.7	367.7	39.0	11%
Parts and service gross profit—acquisitions and new stores	5.5	—
Parts and service gross profit, as reported	$412.2	$367.7	$44.5	12%
Parts and service gross margin—same store(1)	61.8%	60.1%	1.7%	3%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Twelve Months Ended December 31,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$221.5	$206.9	$14.6	7%
Finance and insurance, net—acquisitions and new stores	7.5	—
Finance and insurance, net as reported	$229.0	$206.9	$22.1	11%
Finance and insurance, net per vehicle sold—same store(1)	$1,332	$1,314	$18	1%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Twelve Months Ended December 31,
	2014	2013
REVENUE MIX PERCENTAGES:
New vehicles	55.1%	55.3%
Used retail vehicles	26.1%	25.8%
Used vehicle wholesale	3.5%	3.5%
Parts and service	11.4%	11.5%
Finance and insurance, net	3.9%	3.9%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.5%	20.7%
Used retail vehicles	13.4%	13.9%
Used vehicle wholesale	(0.2)%	(0.2)%
Parts and service	42.6%	42.0%
Finance and insurance, net	23.7%	23.6%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	69.4%	70.5%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	December 31, 2014	December 31, 2013	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$2.9	$5.4	$(2.5)	(46)%
New vehicle inventory	699.5	605.2	94.3	16%
Used vehicle inventory	141.7	121.8	19.9	16%
Parts inventory	44.8	40.7	4.1	10%
Total current assets	1,276.7	1,108.6	168.1	15%
Floor plan notes payable	766.8	609.5	157.3	26%
Total current liabilities	1,041.1	834.2	206.9	25%

CAPITALIZATION:
Long-term debt (including current portion)	$707.4	$554.4	$153.0	28%
Shareholders' equity	444.9	490.6	(45.7)	(9)%
Total	$1,152.3	$1,045.0	$107.3	10%

Brand Mix - New Vehicle Revenue by Brand-

	For the Year Ended December 31,
	2014	2013
Luxury
BMW	9%	9%
Mercedes-Benz	8%	7%
Lexus	7%	7%
Acura	5%	5%
Infiniti	4%	4%
Other luxury	6%	6%
Total luxury	39%	38%
Mid-Line Imports:
Honda	18%	20%
Nissan	12%	12%
Toyota	12%	12%
Other imports	5%	4%
Total imports	47%	48%
Mid-Line Domestic:
Ford	7%	7%
Dodge	3%	3%
Chevrolet	2%	2%
Other domestics	2%	2%
Total domestic	14%	14%
Total New Vehicle Revenue	100%	100%

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended December 31,				Increase (Decrease)	% of Gross Profit Decrease
	2014	% of Gross Profit	2013	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$163.5	66.9%	$149.3	67.2%	$14.2	(0.3)%
Rent expense	7.6	3.1%	7.7	3.5%	(0.1)	(0.4)%
SG&A-total	$171.1	70.0%	$157.0	70.7%	$14.1	(0.7)%
Gross profit	$244.6		$222.1

	For the Year Ended December 31,				Increase (Decrease)	% of Gross Profit Decrease
	2014	% of Gross Profit	2013	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$640.8	66.3%	$584.9	66.8%	$55.9	(0.5)%
Rent expense	30.8	3.1%	32.9	3.7%	(2.1)	(0.6)%
SG&A-total	$671.6	69.4%	$617.8	70.5%	$53.8	(1.1)%
Gross profit	$967.2		$876.0

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," "Adjusted diluted earnings per share ("EPS") from continuing operations," "Adjusted EBITDA," "Adjusted leverage ratio," and "Adjusted SG&A expense." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

	For the Twelve Months Ended
	December 31, 2014	September 30, 2014
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$707.4	$605.6
Less: unamortized premium on 8.375% Senior Subordinated Notes due 2020	—	(8.4)
Adjusted long-term debt (including current portion)	$707.4	$597.2

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Income from continuing operations	$112.0	$127.3

Add:
Depreciation and amortization	26.4	25.6
Income tax expense	71.0	81.5
Swap and other interest expense	40.9	39.1
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$250.3	$273.5

Non-core items - expense:
Loss on extinguishment of long-term debt	31.9	—
Total non-core items	31.9	—

Adjusted EBITDA	$282.2	$273.5

Adjusted leverage ratio	2.5	2.2

The non-core operating items shown in the table below consist of expenses related to real estate transactions.

	For the Three Months Ended December 31,
	2014	2013
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$11.8	$26.9
Discontinued operations, net of tax	0.1	0.3
Income from continuing operations	11.9	27.2

Non-core items - expense (income):
Loss on extinguishment of long-term debt	31.9	—
Tax benefit on non-core items above	(12.4)	—
Total non-core items	19.5	—
Adjusted income from continuing operations	$31.4	$27.2

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$0.40	$0.87
Discontinued operations, net of tax	0.01	0.01
Income from continuing operations	$0.41	$0.88

Total non-core items	0.66	—
Adjusted diluted EPS from continuing operations	$1.07	$0.88

Weighted average common shares outstanding - diluted	29.3	30.9

	For the Twelve Months Ended December 31,
	2014	2013
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$111.6	$109.1
Discontinued operations, net of tax	0.4	(8.0)
Income from continuing operations	112.0	101.1

Non-core items - expense (income):
Loss on extinguishment of long-term debt	31.9	6.8
Real estate-related charges	—	7.3
Tax benefit on non-core items above	(12.4)	(5.5)
Total non-core items	19.5	8.6
Adjusted income from continuing operations	$131.5	$109.7

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$3.71	$3.51
Discontinued operations, net of tax	0.01	(0.26)
Income from continuing operations	$3.72	$3.25

Total non-core items	0.65	0.28
Adjusted diluted EPS from continuing operations	$4.37	$3.53

Weighted average common shares outstanding - diluted	30.1	31.1